UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2003

JDA Software Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-27876	86-0787377

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14400 N. 87th Street, Scottsdale, AZ	85260-3649

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 308-3000

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 20, 2003

Item 12. Results of Operations and Financial Condition

On October 20, 2003, JDA Software Group, Inc. (“JDA”) announced its final financial results for the quarter ended September 30, 2003 by issuing a press release and on the same date, held a related conference call to discuss these results. The full text of the press release issued in connection with the announcement is attached as Exhibit No. 99.1 to this Current Report on Form 8-K. The October 20, 2003 press release and the conference call contain forward-looking statements regarding JDA and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Use Of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), JDA provides non-GAAP financial measures (described as “Non-GAAP” in the press release attached as Exhibit 99.1) of operating income, operating income as a percentage of revenue, and earnings per share. These Non-GAAP financial measures are intended to enhance investors’ overall understanding of our current financial performance and our prospects for the future by providing an alternative measure of our operating results exclusive of items that may not recur or which may make quarterly comparisons of our operating results more difficult. In addition, the exclusion of the amortization of intangible assets assists JDA’s management and our investors to more directly compare our results to those of similar companies. The presentation of Non-GAAP measures is intended to be supplemental and is not intended to replace or to be displayed more prominently than our GAAP measurement of earnings per share. The October 20, 2003 earnings release furnished with this report as Exhibit 99.1 provides a clear, tabular disclosure to enable investors to reconcile the non-GAAP measures to the most directly comparable measure under GAAP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.

Date: October 20, 2003	By:	/s/ Kristen L. Magnuson

Kristen L. Magnuson Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 20, 2003